Exhibit 10.1

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of November 30, 2015, by and between Silicon Valley Bank (“Bank”) and Digital Turbine Media, Inc. (f/k/a Appia, Inc., f/k/a PocketGear, Inc.), a Delaware corporation (“Borrower”) whose address is 320 Blackwell Street, 4th Floor, Durham, NC 27701.

Recitals

A. Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of June 11, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the financial covenant, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(c) is amended in its entirety and replaced with the following:

(c) as soon as available, but no later than thirty (30) days after the last day of each month, company prepared consolidated and consolidating balance sheets, income statements and cash flow statements covering Parent’s consolidated operations and Parent’s and each of its Subsidiaries’ operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

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2.2 Section 6.8 (Financial Covenants). Section 6.8 is amended in its entirety and replaced with the following:

6.8 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless either (x) no Advances are outstanding or (y) the aggregate amount of Parent’s and Borrower’s combined unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates (including cash and Cash Equivalents subject to Control Agreements), measured at the time such covenant is (or is required to be) reported to Bank (but in any case not later than the date the applicable Compliance Certificate is due in accordance with Section 6.2(d) above), is greater than or equal to Fifteen Million Dollars ($15,000,000):

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio of not less than 0.90 to 1.00.

2.3 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Streamline Period” means that Borrower has achieved, during the trailing three (3) month period most recently ended, revenue during such period of not less than (a) eighty percent (80%) for the three months ending June 30 and July 31, 2015, (b) eighty-five percent (85%) for the three months ending August 31, 2015 through November 30, 2015, and (c) seventy-five percent (75%) for the three months ending December 31, 2015 and thereafter, of Borrower’s projected revenue for such three (3) month period as set forth in the operating budget of Parent delivered to and accepted by Bank on October 20, 2015.

2.4 Exhibit D (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Digital turbine Media, Inc.

By: /s/ Victor Le	By: /s/ Andrew Schleimer
Name: Victor Le	Name: Andrew Schleimer
Title: VP	Title: CFO

[Signature Page to First Amendment to

Third Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:______________
FROM:	DIGITAL TURBINE MEDIA, INC.

The undersigned authorized officer of Digital Turbine Media, Inc. (“Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _________with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) except as noted before. Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements of Parent with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	Earlier of (i) 90 days of FYE or (ii) 5 days of filing with SEC	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Report, A/R & A/P Agings	(i) by Friday of each week during any Non-Streamline Period, and (ii) monthly within 20 days during any Streamline Period	Yes No
Annual Financial Projections	FYE within 45 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis*:
Minimum Adjusted Quick Ratio:	0.90:1.00	___:1.00	Yes No

* Not required if either (i) no Advances are outstanding, or (ii) the aggregate amount of Parent’s and Borrower’s combined unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates (including cash and Cash Equivalents subject to Control Agreements), measured as of the reporting date (i.e. the date hereof), is greater than or equal to $15,000,000.

Performance Pricing		Applies
AQR > 1.00:1.00	Prime + 1.75%	Yes No
AQR < 1.00:1.00	Prime + 2.75%	Yes No

Streamline Period		Applies
Trailing 3-Month Revenue > 80% of projected revenue**	Streamline Period	Yes No
Trailing 3-Month Revenue < 80% of projected revenue**	Non-Streamline Period	Yes No

** 85% for the 3 months ending 8/31/15 through 11/30/15; 75% for the 3 months ending 12/31/15 and thereafter, of Borrower’s projected revenue for such three (3) month period as set forth in the operating budget of Parent delivered to and accepted by Bank on October 20,2015.

The following financial analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Digital Turbine Media, Inc.	BANK USE ONLY

Received by:__________________________________
By:	AUTHORIZED SIGNER
Name:	Date:________________________________________
Title:
Verified:______________________________________
AUTHORIZED SIGNER

Date:________________________________________

	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: _____________

I. Adjusted Quick Ratio

Required:	0.90:1.00* (for financial covenant) 1.00:1.00 (for performance pricing)

* The financial covenant is not tested if either (i) no Advances are outstanding, or (ii) the aggregate amount of Parent’s and Borrower’s combined unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates (including cash and Cash Equivalents subject to Control Agreements), measured as of the reporting date (i.e. the date hereof), is greater than or equal to $15,000,000. However, the Adjusted Quick Ratio will still be tested to determine pricing.

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Parent (on a consolidated basis)	$_____
B.	Aggregate value of the net billed accounts receivable of Parent (on a consolidated basis)	$_____
C.	Quick Assets (the sum of lines A and B)	$_____
D.	Aggregate value of Obligations to Bank	$_____
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Parent’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$_____
F.	Current Liabilities (the sum of lines D and E)	$_____
G.	Aggregate value of all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$_____
H.	Aggregate value of all non-cash liabilities of Parent (on a consolidated basis)	$_____
I.	Line F minus line G minus line H	$_____
J.	Adjusted Quick Ratio (line C divided by line I)	___:1.00

Is line J equal to or greater than 0.90:1.00 (or has one of the two tests above been met)?

_______ No, not in compliance	_______ Yes, in compliance

Was line J equal to or greater than 1.00:1:00 at all times during the applicable Testing Month?

_______ No, Prime + 2.75%	_______ Yes, Prime + 1.75%